Form of Opinion

 *, 2009

Towerstream Corporation
55 Hammarlund Way
Middletown, Rhode Island 02842

Re: Towerstream Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as counsel to Towerstream Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”), initially filed on August 5, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of the following securities of the Company having an aggregate initial offering price not to exceed $40,000,000.00: (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), (iii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the "Debt Securities"), (iv) guarantees of the obligations of the Company under the Debt Securities (the “Guarantees”), (v) warrants ("Warrants") to purchase Common Stock, Preferred Stock or Debt Securities, or (vi) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (the "Units"). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the “Securities.”

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, or upon the exercise of Warrants, the applicable Indenture (as defined below) or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Common Stock or upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.     With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the designation of relative rights, preferences and limitations in any series of Preferred Stock and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Nevada as required by Section 55-6-02 of the North Carolina Business Corporation Act and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, or upon the exercise of Warrants, the applicable Indenture or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Preferred Stock or upon exercise of Warrants that are exercisable to purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.     With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

4.     With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the amendment to Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

5.           With respect to the Guarantees, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Guarantees, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the amendment to Registration Statement and any supplemental indenture thereto relating to such Guarantees have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Guarantees, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iv) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Guarantees and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”):

(i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters (including without limitation with respect to Offered Preferred Shares, the creation, execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) stating the number, designation, relative rights, preferences and limitations of any such Offered Preferred Shares in accordance with the applicable provisions of the corporate laws of the State of Delaware) and such authorizations and actions have not been rescinded;

(iii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the amended and restated certificate of incorporation, the amended and restated by-laws, the Certificate of Designations, and other similar formation documents of the Company (the “Formation Documents”), any Indenture or Warrant Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement, so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv) the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per Offered Common Share or Offered Preferred Share, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto;

(v) the securities issuable upon exercise, conversion or exchange of the Offered Securities have been duly authorized and reserved for issuance;

(vi) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Act will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

(vii) appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii) the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(ix) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and

(x) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

                Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by federal and state securities laws.

                We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

Our opinions set forth above are limited to the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Opinion.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,